Exhibit (h)(1)(c)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of December 30, 2015 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010; and

WHEREAS, the Board of Trustees of the Fund approved on September 22, 2015 the liquidation of the Forward Global Dividend Fund, the Forward Select EM Dividend Fund and the Forward Tactical Enhanced Fund; and

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President

APPENDIX A

DATED AS OF DECEMEBR 30, 2015

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Balanced Allocation Fund	Forward Income Builder Fund

Forward Growth Allocation Fund	Forward Multi-Strategy Fund

Forward Growth & Income Allocation Fund

Non-Allocation Funds

Forward Commodity Long/Short Strategy Fund	Forward International Real Estate Fund

Forward Credit Analysis Long/Short Fund	Forward International Small Companies Fund

Forward EM Corporate Debt Fund	Forward Investment Grade Fixed-Income Fund

Forward Dynamic Income Fund	Forward Real Estate Fund

Forward Emerging Markets Fund	Forward Real Estate Long/Short Fund

Forward Frontier Strategy Fund	Forward Select Income Fund

Forward Global Infrastructure Fund	Forward Select Opportunity Fund

Forward High Yield Bond Fund	Forward Tactical Growth Fund

Forward International Dividend Fund	Forward Total MarketPlus Fund